UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2015

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

North American Energy Resources, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2015, the Board of Directors of Ksix Media Holdings, Inc. (the “Company”), has unanimously approved the change from the Company’s current fiscal year end of April 30 to the calendar year end date of December 31, which is the fiscal year end of KSIX Media, Inc., a Nevada corporation (“KSIX Media”), a recently acquired and now a wholly-owned subsidiary of the Company. The Company acquired KSIX Media pursuant to a Share Exchange Agreement dated April 27, 2015, that resulted in a change of control commonly referred to as a reverse merger, thus making KSIX Media the Accounting Acquirer (the “Reverse Acquisition”).

As such, the Company will be subsequently filing a Form 10-Q for 1st quarter ended March 31, 2015, for KSIX Media, Inc. and a Form 10-Q for 2nd Quarter ended, both containing consolidated unaudited financial statements for the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

2.01 – Share Exchange Agreement dated April 27, 2015, by and between North American Energy Resources, Inc. and KSIX Media, Inc. filed with on a Current Report on Form 8-K dated May 4, 2015 and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSIX MEDIA HODLINGS, INC.

DATE: August 14, 2015	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer